UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)  On February 7, 2005, the Audit Committee of the Board of Directors (the “Committee”) of UTStarcom, Inc. (“UTStarcom” or the “Company”) concluded, in consultation with and upon the recommendation of UTStarcom’s management, that UTStarcom’s previously issued financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 should be restated to correct certain errors contained therein. Accordingly, such financial statements should no longer be relied upon until such financial statements have been restated.

Specifically, during the course of the 2004 year-end closing process, errors were identified related to the Company’s income tax provision for 2003.  The Company is still in the process of determining the final extent of the errors.  The Committee and management have discussed these matters with UTStarcom’s independent registered public accounting firm.  A redacted copy of a press release issued on February 8, 2005 announcing the foregoing is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On February 8, 2005, UTStarcom announced select financial results for the fourth quarter of 2004 and the full year ended December 31, 2004.

Attached hereto as Exhibit 99.1 is a redacted copy of a press release announcing such results.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Redacted Press Release entitled “UTStarcom Announces Select Fourth Quarter and Full Year 2004 Financial Results,” dated February 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: February 10, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Senior Vice President of Finance and
Chief Financial Officer